April 22, 2026

Empower Annuity Insurance Company of America
8515 East Orchard Road
Greenwood Village, CO 80111

Re: Opinion of Counsel
Registration Statement on Form N-4 under the Securities Act of 1933
Variable Annuity-8 Series Account of Empower Annuity Insurance Co of America, File No. 333-203627

Ladies and Gentlemen:

This opinion is furnished in connection with the filing of this Post-Effective Amendment No. 14 to the Registration Statement No. 333-203627 (“PEA No. 14”), filed on Form N-4 under the Securities Act of 1933 for Empower Annuity Insurance Company of America’s individual flexible premium variable deferred annuity contract (“Contract”). Variable Annuity-8 Series Account of Empower Annuity Insurance Company of America (“Account”) issues the Contract.

As an attorney for Empower Annuity Insurance Company of America (“Empower”), I provide legal advice to Empower in connection with the operation of its variable products. In this role, I am familiar with the PEA No. 14 for the Contract.

I am also responsible for oversight of the preparation of the SEC Registration Statement filings for the Contract under the Securities Act of 1933.

Based on the foregoing, I am of the opinion that:

1.	Empower is a corporation in good standing, organized and operating under the laws of the State of Colorado, and subject to regulation by the Colorado Division of Insurance.

2.	The Account has been duly created and validly exists as a separate account pursuant to the aforesaid provisions of Colorado law.

3.
The portion of the assets held in the Account equal to the reserve and other liabilities for variable benefits under the variable annuity contacts is not chargeable with liabilities arising out of any other business Empower may conduct.

4.
Assuming that the variable annuity contracts are issued in accordance with their terms, and that any necessary payment for the contracts is received by Empower, the variable annuity contracts are legally issued and are valid and binding obligations of Empower.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I consent to the use of this opinion or a copy thereof as an exhibit to the Registration Statement.

Sincerely,

/s/ Elaina Ditillo
Elaina Ditillo
Counsel